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               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                          FORM 8-K

                       CURRENT REPORT

               Pursuant to section 13 or 15(d) of
              THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 1994

                   EQK GREEN ACRES TRUST
     (Exact name of registrant as specified in charter)

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
Delaware                  1-12412                   23-2740383
(State or other juris-    (Commission File Number)  (IRS Employer Identification No.)
diction of incorporation)
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One Tower Bridge, W. Conshohocken, PA                               19428
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code 215-941-2992

                          N/A
(Former name or former address, if changed since last report.)

      Exhibit Index Appears on Page 4
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 Item 5. Other Events

     On February 28, 1994, pursuant to a consent solicitation conducted by EQK Green Acres, L.P. (the 'Partnership') and EQK Green Acres Trust (the 'Trust'), the conversion of the Partnership into a real estate investment trust (the 'Conversion') was approved by a majority of the Partnership's Unitholders. Pursuant to the terms of the Conversion, on February 28, 1994, the Partnership was merged with and into Green Acres Mall Corp., a wholly-owned subsidiary of the Trust, and each outstanding Unit of the Partnership was converted on a one-for-one basis into Common Shares of Beneficial Interest of the Trust ('Common Shares'). Additional Common Shares are being issued in connection with the Conversion to the Partnership's general partners and advisor, resulting in a total of 11,902,653 Common Shares outstanding. For a detailed description of the Conversion, reference is made to the Registration Statement of the Partnership and the Trust on Form S-4 (Reg. No. 33-68664), declared effective by the Securities and Exchange Commission on December 17, 1993 (the 'Registration Statement'). The Registration Statement includes historical and pro forma financial statements for periods through September 30, 1993, which are the most current statements now available.
The Trust's Report on Form 10-K for calendar year 1993 will contain financial statements through December 31, 1993. The Common Shares began trading on the New York Stock Exchange on March 1, 1994 under the symbol EGA.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

     Press Release of EQK Green Acres Trust dated March 1, 1994.
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                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EQK GREEN ACRES TRUST

Date: March 10, 1994                  By: /s/ Myles H. Tanenbaum
                                      Name: Myles H. Tanenbaum
                                      Title: President and CEO
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                             EXHIBIT INDEX
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
Exhibit                                                          Sequentially
Number                                                          Numbered Page
99.1     Press Release of EQK Green Acres Trust dated March 1, 1994         5
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